Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Charge Enterprises, Inc of our report dated July 13, 2021, relating to our audit of the consolidated financial statements for Charge Enterprises Inc. and subsidiaries as of and for the years ended December 31, 2020.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/Seligson & Giannattasio, LLP
Seligson & Giannattasio, LLP

White Plains, New York
July 13, 2021